PRESS RELEASE


DOLLAR TREE STORES, INC. ANNOUNCES 50% STOCK DIVIDEND HAVING THE EFFECT OF A 3-for-2 STOCK SPLIT


CHESAPEAKE, Virginia -- June 4, 1998 -- Dollar Tree Stores, Inc. (OTC:DLTR) announced that its Board of Directors approved a 50% common stock dividend, having the effect of a 3-for-2 stock split. The new shares will be distributed on June 29, 1998, for shareholders of record as of the close of business on June 22, 1998.

The announcement was made at the Company's Annual Meeting of Shareholders held today in Chesapeake, Virginia. In addition, shareholders reelected H. Ray Compton, John F. Megrue and Alan L.
Wurtzel to the Board of Directors.

Dollar Tree Stores, Inc. is a leading discount variety store chain offering a wide assortment of quality everyday general merchandise, in many traditional variety store categories, at the $1.00 price point. Dollar Tree Stores operates 924 stores in 27 states as of March 31, 1998, having opened 39 new stores and closed two stores in the first quarter.


CONTACT:          Dollar Tree Stores, Inc., Chesapeake
                  Ray Compton or Eric Coble, 757/321-5000